Exhibit 10.29

SUBSCRIPTION AGREEMENT

August 23, 2022

LMF Acquisition Opportunities, Inc.

1200 W. Platt Street, Suite 100 Tampa, Florida 33606

SeaStar Medical, Inc.

3513 Brighton Boulevard, Suite 410

Denver, Colorado 80216

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between LMF Acquisition Opportunities, Inc., a Delaware corporation (the “Company”) and SeaStar Medical, Inc., a Delaware corporation (“Target”), pursuant to that certain Agreement and Plan of Merger, dated as of April 21, 2022 (the “Transaction Agreement”), by and among, the Company, Target, LMF Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and certain other parties named therein, the Company is seeking commitments to purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10.00 per share (the “Purchase Price per Share” and the aggregate of such Purchase Price per Share for all Shares (as defined below) being referred to herein as the “Purchase Price”), and PIPE Warrants (as defined below), in a private placement to be conducted by the Company (the “Offering”).

On the date set forth on the signature page of this subscription agreement (this “Subscription Agreement”), the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other subscribers (the “Other Subscribers”), pursuant to which the Other Subscribers, severally and not jointly, have agreed to purchase, on or prior to the date hereof, in the Offering, effective on the closing date of the Transaction, inclusive of the shares of Common Stock to be purchased by the undersigned, an aggregate amount of up to 700,000 shares of Common Stock, at the Purchase Price and an aggregate amount of up to 700,000 private placement warrants of the Company. In connection therewith, the undersigned subscriber (“Subscriber”) and the Company agree as follows:

1. Subscription. Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber, such number of shares of Common Stock (the “Shares”) and PIPE Warrants as is set forth on the signature page of this Subscription Agreement and at the Purchase Price per Share and on the terms provided for herein. In addition to the Shares, upon payment of the Purchase Price per Share, on the Closing Date (as defined below), the Company shall issue to the Subscriber, and the Subscriber shall subscribe from the Company, an aggregate number of warrants equal to the number of Shares subscribed for herein with each warrant providing the holder thereof the right to purchase one (1) share of Common Stock at an exercise price of $11.50 per share (the “PIPE Warrants”). The form of warrant representing the PIPE Warrants shall be in substantially the form of the Warrant Agreement attached hereto as Exhibit B to be entered into between the Company and Continental Stock

Transfer & Trust Company (“Continental”), as warrant agent (the “Warrant Agreement”). The shares of Common Stock underlying the PIPE Warrants are hereinafter referred to as the “Subscriber Warrant Shares” and the Shares, the PIPE Warrants and the Subscriber Warrant Shares are collectively referred to as the “Subscriber Securities”. The term “Shares” as used in this Subscription Agreement shall be deemed to include the Subscriber Warrant Shares, as the context requires.

2. Closing; Delivery of Shares and PIPE Warrants. The closing of the sale of Shares and PIPE Warrants contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and concurrently with, the Transaction Closing. At least five (5) business days (as defined below) before the anticipated Closing Date, the Company shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) business days after receiving the Closing Notice, the Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Shares and PIPE Warrants to the Subscriber. The Subscriber shall deliver to the Company on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent delivers evidence of the issuance to Subscriber of the Shares and PIPE Warrants on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against delivery by the Company to Subscriber of (i) the Shares and PIPE Warrants in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws or in connection with this Subscription Agreement), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Shares and PIPE Warrants on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within three (3) business day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than five (5) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Subscriber to the Company by wire transfer in immediately available funds to the account specified by the Subscriber.

3. Closing Conditions. In addition to the conditions set forth in Section 2:

(a) General Conditions. The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares or PIPE Warrants for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(iii) The Common Stock shall have been approved for listing on the Trading Market (as defined below), subject to official notice of issuance, and a Listing of Additional Shares notification form shall have been filed for the Shares and the Subscriber Warrant Shares with the Trading Market; and

(iv) all conditions precedent to the Transaction Closing set forth in the Transaction Agreement, as it may be amended from time to time, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b) Company Conditions. The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date; and

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

(c) Subscriber Conditions. The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii) the Company and Continental Stock Transfer & Trust Company shall have executed the warrant agreement relating to the PIPE Warrants and the Company shall have issued the warrant certificate relating to the PIPE Warrants, in each case in substantially the form set forth as Exhibit B hereto; and

(iv) no amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement.

4. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Issuance. The Shares and PIPE Warrants have been duly authorized. When issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organization documents, as applicable and in each case as amended (together, the

“Organizational Documents”). When paid for in accordance with this Subscription Agreement, the PIPE Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. Upon the issuance of the PIPE Warrants, the maximum number of Subscriber Warrant Shares underlying such warrants shall have been reserved for issuance and when issued in accordance with the terms of the PIPE Warrants, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organizational Documents.

(d) No Conflicts. The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Shares, the PIPE Warrants and the Subscriber Warrant Shares and the consummation of the transactions contemplated hereby, will be done in accordance with the Nadsaq marketplace rules, and (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or affect the validity of the Shares, the PIPE Warrants or the Subscriber Warrant Shares (when issued) or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the Organizational Documents; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares, the PIPE Warrants or the Subscriber Warrant Shares (when issued) or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement.

(e) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscriber in Section 5, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Shares, the PIPE Warrants and the Subscriber Warrant Shares), other than (i) any required filing of a Notice of Exempt Offering of Securities on Form D with U.S. Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing of the registration statement pursuant to Section 7 below, (iii) the filings required by applicable state or federal securities laws, and (iv) any filings or notices required by Nasdaq.

(f) Capitalization. As of the date of this Subscription Agreement, the capitalization of the Company is as set forth on Schedule 4(f) attached hereto. All issued and outstanding shares of capital stock of the Company as set forth on Schedule 4(f) Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement (as may be amended from time to time) and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. Except for Merger Sub, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement (as it may be amended from time to time).

(g) Registration of Common Stock. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq Capital Market (the “Trading Market”) under the symbol “LMAO.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Company’s listing application with respect to the Transaction. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

(h) Regulatory Actions. Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(i) Compliance. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j) Broker Fees. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than compensation paid to Maxim Group LLC, as placement agent (the “Placement Agent”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscriber in connection with the sale of any Subscriber Securities in the Offering.

(k) Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Shares and PIPE Warrants in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares, the PIPE Warrants or Subscriber Warrant Shares under the Securities Act. None of the Subscriber Securities (i) were offered by any form of general solicitation or general advertising and (ii) are being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Securities sold pursuant to this Subscription Agreement for purposes of the Securities Act in a manner that would require registration of the Securities under the Securities Act or (ii) except for the Equity Line Purchase Agreement, aggregated with prior offerings by the Company for the purposes of Nasdaq rules and regulations.

(l) SEC Reports; Financial Statements. The Company has filed all forms, reports, statements, schedules, proxies, registration statements and other documents required to be filed by the Company with the Commission prior to the date of this Subscription Agreement (the “SEC Reports”). As of their respective dates, all SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(m) No Side Letters. Other than the Other Subscription Agreements, the Transaction Agreement (as it may be amended from time to time), that certain commitment letter dated April 21, 2022 by and among the Company, Dow Employee’s Pension Plan Trust, Union Carbide Employee Pension Plan and SeaStar Medical, Inc., and the Equity Line Purchase Agreement (as defined below), the Company has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Company. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than the Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. All Other Subscribers are purchasing the Shares and PIPE Warrants for the same Purchase Price per Share. For purposes hereof, the term “Equity Line Purchase Agreement” refers to the Common Stock Purchase Agreement of even date herewith among the Company, SeaStar Medical, Inc. and Tumim Stone Capital LLC.

(n) Warrant Agreement. Upon issuance in accordance with and payment pursuant to the terms of the Warrant Agreement, each of the Subscriber Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws or in connection with this Subscription Agreement) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Organizational Documents (as in effect at such time of issuance).

(o) Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by any governmental body against the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company, nor to the knowledge of the Company, any director or officer thereof, is, or within the last 10 years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.

(p) Sarbanes-Oxley Compliance. The Company is, and since January 28, 2021, has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder.

(q) Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(r) Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Subscriber Securities.

(s) Investment Company Act. The Company is not, and immediately after consummation of the Offering will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5. Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to the Company that:

(a) Subscriber Status. At the time the Subscriber was offered the Shares and PIPE Warrants, it was, and as of the date hereof, the Subscriber is (i) an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) (an “Accredited Investor”) or an “Institutional Account” (within the meaning of FINRA Rule 4512(c)) (an “Institutional Account”), as indicated in the questionnaire attached as Exhibit A hereto (an “Investor Questionnaire”), and (ii) is acquiring the Shares and PIPE Warrants only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber, if not an individual, is not an entity formed for the specific purpose of acquiring the Shares and PIPE Warrants.

(b) Nature of Investment. The Subscriber understands that the Shares and PIPE Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares and PIPE Warrants delivered at the Closing have not been registered under the Securities Act. The Subscriber understands that the Shares and PIPE Warrants may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares or PIPE Warrants delivered at the Closing shall contain a legend or restrictive notation to such effect, and as a result of such restrictions, the Subscriber may not be able to readily resell the Shares and PIPE Warrants and may be required to bear the financial risk of an investment in the Shares and PIPE Warrants for an indefinite period of time. The Subscriber acknowledges that the Shares and PIPE Warrants will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares or PIPE Warrants. The Subscriber acknowledges and agrees that the effectiveness of the registration statement registering the resale of the Shares, the PIPE Warrants or the Subscriber Warrant Shares pursuant to Section 7 is not a condition to the Closing of this Offering.

(c) Authorization and Enforcement. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(d) Other Representations. The Subscriber understands and agrees that the Subscriber is purchasing Shares and PIPE Warrants directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or any of its officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

(e) Tax Treatment. The Subscriber’s acquisition and holding of the Shares and PIPE Warrants will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) Receipt of Disclosure. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and PIPE Warrants. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received (or in the case of documents filed with the Commission, had access to) the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of the Company, dated as of January 25, 2021 and filed with the Commission (File No. 333-251962) (the “SPAC Prospectus”), (ii) each filing made by the Company with the Commission following the filing of the SPAC Prospectus through the date of this Subscription Agreement, including the amendment to the preliminary proxy statement/prospectus of the Company relating to the Transaction, dated as of July 11, 2022 and filed with the Commission (File No. 333-264993), and (iii) the Transaction Agreement, a copy of which has been filed by the Company with the Commission. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and PIPE Warrants. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, the Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Shares, the PIPE Warrants and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(g) No General Solicitation. The Subscriber became aware of this Offering of the Shares and PIPE Warrants solely by means of direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent, and the Shares and PIPE Warrants were offered to the Subscriber solely by direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent. The Subscriber acknowledges that the Company represents and warrants that the Shares and PIPE Warrants (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) Investment Risks. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares and PIPE Warrants, including those set forth in the Disclosure Documents and in the Company’s filings with the Commission. The Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and PIPE Warrants, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and PIPE Warrants and determined that the Shares and PIPE Warrants are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(i) Compliance. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares and PIPE Warrants or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

(j) Diligence Disclaimer. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares and PIPE Warrants nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(k) OFAC/Patriot Act. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares and PIPE Warrants were legally derived.

(l) No Reliance on Placement Agent. In making its decision to purchase the Shares and PIPE Warrants, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations and warranties of the Company set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agent concerning the Company, Target or the Shares or the offer and sale of the Shares or PIPE Warrants. The Subscriber acknowledges and agrees that no disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares or PIPE Warrants. The Placement Agent and its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Shares or the or PIPE Warrants or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. In connection with the issue and purchase of the Shares or PIPE Warrants, the Placement Agent has not made any recommendations regarding an investment in the Company, the Shares or PIPE Warrants or acted as the Subscriber’s financial advisor or fiduciary. The Subscriber hereby further acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent and equity capital markets advisor to the Company in connection with the Transaction and are not acting as underwriters or in any other capacity and are not and shall not be construed as fiduciaries or financial advisors for the Subscriber, the Company or any other person or entity in connection with the Transaction, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction, (c) the Placement Agent has no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning the Company or the Transaction, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through you, in respect of the Transaction. The Subscriber waives, to the fullest extent permitted by law, any claims it may have based on any actual or potential conflicts of interest in connection with the Placement Agent advising or assisting the Company with respect to any transaction contemplated by this engagement. The Subscriber understands and acknowledges that, in light of the Placement Agent’s role as placement agent and equity capital markets advisor to the Company, the matters described in any Subscription Agreement and the fees in connection therewith may give rise to potential conflicts of interest or the appearance thereof. The Subscriber consents to (and agrees, to the extent applicable and permitted by applicable law, on behalf of its equity holders, to waive any claims the Subscriber or its equity holders may have based on any actual or potential conflicts of interest that may arise or result from) the Placement Agent acting as placement agent and equity capital markets advisor to the Company and the Placement Agent or one or more of its affiliates engaging in, and receiving any compensation in connection with, any of the activities described in any Subscription Agreement. The Subscriber acknowledges that the Placement Agent does not assume any responsibility for independent verification of, or the accuracy or completeness of, any information or projections provided to the Subscriber hereunder.

6. Additional Covenants.

(a) Transfer Restrictions.

(i) The Shares and PIPE Warrants may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares or PIPE Warrants other than pursuant to an effective registration statement, Rule 144 under the Securities Act (“Rule 144”) or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company or to one or more affiliates of the Subscriber or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, of the Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer does not require registration of such transferred Shares or PIPE Warrants under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and such transferee and each Subscriber affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Agreement.

(ii) The Company acknowledges and agrees that the Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares or the Shares, as applicable, to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Shares or Shares, as applicable, to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that the Subscriber and its pledgee shall be required to comply with other provisions of Section 6 hereof in order to effect a sale, transfer or assignment of the Shares or Shares, as applicable, to such pledgee. At the Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Shares or the Shares, as applicable, may reasonably request in connection with a pledge or transfer of the Shares or the Shares, as applicable.

(iii) The Subscriber agrees to the imprinting, so long as is required by this Subscription Agreement, of a legend on any of the Shares and PIPE Warrants, and after the consummation of the Transaction, the Shares and PIPE Warrants, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

(iv) The Subscriber agrees with the Company that the Subscriber will sell any Subscriber Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Subscriber Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Subscriber Securities, and after the consummation of the Transaction, the Subscriber Securities, as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

(b) Public Disclosure. The Company shall (a) by 9:30 am ET on the business day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (“Disclosure Time”), and (b) file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to any of the Subscribers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of the Subscriber or any of their affiliates on the other hand, shall terminate. Notwithstanding the foregoing, no party shall publicly disclose the name of any other party, or include the name of any other party in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the party being disclosed, except (a) as required by federal securities law in connection with any registration statement contemplated by Section 7 of this Subscription Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case prior notice of such disclosure permitted under this clause (b) shall be made to the other party.

(c) Non-Public Information. Following the Disclosure Time or otherwise as required by applicable law, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Subscriber shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company; provided, that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

(d) Certain Transactions and Confidentiality. The Subscriber covenants that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it will (i) execute any purchases or sales of any of the Company’s securities or (ii) will engage in any Short Sales with respect to securities of the Company; in each instance during the period commencing at the time that the Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6(b). The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 6(b), the Subscriber will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Subscriber makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6(b), (ii) the Subscriber shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6(b) and (iii) the Subscriber shall have no duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 6(b). Notwithstanding the foregoing, in the case that the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(e) Subscriber Undertaking. The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Subscriber Securities, and the Subscriber shall provide such information to the Company upon such request to the extent readily available and to the extent consistent with the Subscriber’s internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by the Subscriber.

7. Registration of Subscriber Securities.

(a) The Company agrees that, within thirty (30) calendar days following the Closing Date, the Company will submit to or file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscriber Securities (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (1) forty-five (45) calendar days following the Closing Date (or seventy-five (75) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided by, the Commission) and (2) the second (2nd) business day after the date the Company is notified in writing by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of the filing of the Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares or warrants proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscriber Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscriber Securities which is equal to the maximum number of Shares, PIPE Warrants and Subscriber Warrant Shares as is permitted by the Commission. In such event, the number of Subscriber Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Company agrees that the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective until the earlier of (i) three years from the issuance of the Subscriber Securities, (ii) the date on which all of the Subscriber Securities shall have been sold, or (iii) the first date on which Subscriber can sell all of its Subscriber Securities (or securities received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold, and the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. The Company will use its commercially reasonable efforts to (x) cause the removal of all restrictive legends from any Registrable Securities (as defined below) being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (y) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (x) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, reasonably necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange and update or amend the Registration Statement as necessary to include Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Subscriber Securities and any other equity security issued or issuable with respect to the Subscriber Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) five (5) years, (B) the date all Shares and PIPE Warrants held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (B) the date on which such securities have actually been sold by a Holder, or (C) when such securities shall have ceased to be outstanding. “Holder” shall mean the Subscriber or any affiliate of the Subscriber to which the rights under this Section 7 shall have been assigned. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscriber Securities to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above. The Company’s obligations to include the Subscriber Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscriber Securities as shall be reasonably requested by the Company to effect the registration of the Subscriber Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscriber Securities. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscriber Securities. Notwithstanding anything to the contrary in this Subscription Agreement, the Company may delay filing, postpone effectiveness or suspend the use of the Registration Statement if it determines that, in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or if such filing, effectiveness or use would materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that would materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall not so delay filing, postpone effectiveness, or suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (ii) the Company shall use commercially reasonable efforts to make the Registration Statement available for the sale by Subscriber of its Subscriber

Securities as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (I) it will promptly discontinue offers and sales of the Subscriber Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (II) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscriber Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscriber Securities shall not apply (X) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (Y) to copies stored electronically on archival servers as a result of automatic data back-up. For as long as the Subscriber holds Subscriber Securities, the Company shall file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell the Subscriber Securities pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Subscribers). At its expense, the Company shall advise the Subscriber within two (2) business days: (i) when the Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares, PIPE Warrants or Subscriber Warrant Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) The Company shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or that Subscriber has omitted a material fact from such information. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscriber Securities by Subscriber. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(c) Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(d) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(e) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(f) If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Subscriber Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f) from any person or entity who was not guilty of such fraudulent misrepresentation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) the “Termination Date” as defined in the Transaction Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to such date; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement and (ii) the provisions of Sections 8 through 10 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely.

9. Trust Account Waiver. The Subscriber hereby represents and warrants that it has read the SPAC Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees that notwithstanding anything to the contrary contained in this Subscription Agreement, Subscriber does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Shares or PIPE Warrants, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”)), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Shares or PIPE Warrants, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Subscriber commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Shares or PIPE Warrants, which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit the Subscriber (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 9 to the contrary, nothing herein shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

10. Miscellaneous.

(a) Transferability. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Subscriber Securities acquired hereunder, if any, subject to applicable securities laws and the rights set forth in Section 7) may be transferred or assigned by the Subscriber without the prior written consent of the

Company, and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, prior to the Closing the Subscriber may assign all of its rights and obligations under this Subscription Agreement to an affiliate of the Subscriber, or to any fund or account managed by the same investment manager as Subscriber, that is an Accredited Investor or an Institutional Account, so long as the Subscriber provides the Company with at least five (5) business days’ prior written notice of such assignment and a completed Investor Questionnaire duly executed by such assignee; provided, further that (i) such assignee will be deemed to have made to the Company each of the representations, warranties and covenants of the Subscriber set forth in Section 5 as of the date of such assignment and as of the Closing Date, and (ii) no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement, and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder.

(b) Company Reliance. The Subscriber acknowledges that the Company, the Placement Agent, the Target and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement, provided, however, that the Closing may only be enforced against the Subscriber by the Company. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect.

(c) Survival. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(d) Amendments and Waivers. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought. Section 4, Section 5, this Section 10(d), Section 10(n) and Section 11 of this Subscription Agreement may not be amended, modified, terminated or waived in any manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

(e) Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Subscriber in connection with the Offering).

(f) Successors and Assigns. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(h) Counterparts. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(j) JURY TRIAL. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses set forth on the applicable signature pages hereto.

(l) Headings and Certain Defined Terms. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words

“herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (w) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (z) “representative” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives..

(m) Further Assurances. At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(n) Third-Party Beneficiary. The parties hereto agree that the Placement Agent is an express third-party beneficiary of the representations, warranties and covenants of the Company contained in Section 4, the representations, warranties and convents of the Subscriber contained in Section 5, and its express rights set forth in Section 10(f) and this Section 10(n).

(o) Share Adjustment. If any change in the number, type or classes of authorized shares of the Company (including the Shares), other than as contemplated by the Transaction Agreement (as may be amended from time to time) or any agreement contemplated by the Transaction, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

11. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) nor (ii) the Placement Agent, its affiliates or any of its affiliates’ control persons, officers, directors, employees or other representatives, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares and PIPE Warrants. The Subscriber acknowledges that neither the Placement Agent nor its representatives: (a) shall be liable to the Subscriber for any improper payment made in accordance with the information provided by the Company; (b) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or the Transaction Agreement (together with any related documents, the “Transaction Documents”); or (c) shall be liable to the Subscriber (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any Transaction Document, except for their gross negligence, willful misconduct or bad faith.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LMF ACQUISITION OPPORTUNITIES, INC.

By:
Name:
Title:

Address for Notice:

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Attn: Bruce M. Rodgers

Email: bruce@lmfunding.com

with a copy (which will not constitute notice) to:

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, FL 33602

Attn: Curt Creely

Email:ccreely@foley.com

SEASTAR MEDICAL, INC.

By:
Name:
Title:

Address for Notice:

SeaStar Medical, Inc.

3513 Brighton Blvd., Suite 410

Denver, CO 80216

Attn:Eric Schlorff

Email:Eric@seastarmed.com

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

Attn:Albert Lung, Partner

Email:Albert.Lung@morganlewis.com

{SUBSCRIBER SIGNATURE PAGE TO THE ANDA SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Address for Delivery of Shares and PIPE Warrants to Subscriber (if not same as address for notice):

Subscription Amount: $__________________

Number of Shares:

Number of PIPE Warrants:

EIN Number:

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “Institutional Account” as such term is defined in FINRA Rule 4512(c).

The undersigned represents and warrants that the undersigned is an “accredited investor” as such term is defined in Rule 501(a) (1), (2), (3), or (7) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______ (i)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______ (ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______ (iii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under the section 203(l) or (m) of the Investment Advisers Act;

_______ (iv)	An insurance company as defined in section 2(13) of the Exchange Act;

_______ (v)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______ (vi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______ (vii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______ (viii)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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_______ (ix)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______ (x)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares and PIPE Warrants, with total assets in excess of $5,000,000; and/or

_______ (xi)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company.

_______ (xii)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xi) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐	Limited Partnership	☐	Corporation
☐	General Partnership	☐	Revocable Trust
☐	Other Type of Trust (indicate type):
☐	Other (indicate form of organization):

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:

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Exhibit B

Form of Warrant Agreement

(attached)